SENESCO, L.L.C.
                               11 CHAMBERS STREET
                           PRINCETON, NEW JERSEY 08542



                                                October 23, 1998


VIA FEDERAL EXPRESS
-------------------

South Edge International Limited
Armoury Building, 2nd Floor
37 Reid Street
P.O. Box HM 279
Hamilton, HM AX Bermuda
Attention: Douglas M. Tufts

     Re:  Acknowledgment Letter re: Loan Agreement
          ----------------------------------------

Dear Mr. Tufts:

     In connection with that certain Loan Agreement, dated October 22, 1998, and as amended hereby, (the "Loan Agreement"), made by and between Senesco, L.L.C., a New Jersey limited liability company (the "Company"), Phillippe O. Escaravage, as guarantor, and South Edge International Limited (the "Lender"), enclosed please find the amended Promissory Note, dated October 23, 1998, which should be attached as an amended Exhibit A to the Loan Agreement (the "Amended Promissory
                       ---------
Note") to replace the current Exhibit A to the Loan Agreement.
                              ---------

     By signing below, the Company and the Lender acknowledge and agree that, as of the date above, the Lender will only advance the Company Two Hundred Fifty Four Thousand Dollars ($254,000), of the aggregate amount of Five Hundred Thousand Dollars ($500,000) provided in the Loan Agreement. Upon execution, please send such originally executed Acknowledgment, as well as the originally executed Promissory Note, to the attention of Emilio Ragosa, at Buchanan Ingersoll Professional Corporation, 500 College Road East, Princeton, New Jersey 08540, via overnight courier. Upon receipt of such Acknowledgment and Promissory Note, the original Promissory Note will be voided, and the Amended Promissory Note, executed by Mr. Escaravage on behalf of the Company, will be delivered to your attention.

     IN WITNESS WHEREOF, the parties hereto acknowledge the foregoing by executing beneath their respective names as of the date first written above.




SENESCO, L.L.C.                        SOUTH EDGE INTERNATIONAL LIMITED



By: /s/ Phillippe O. Escaravage        By: /s/ William A. Manuel, Jr.
    ------------------------------         --------------------------------
    Phillippe O. Escaravage,               William A. Manuel, Jr.
      Managing Member                        Director
      11 Chambers Street                     Armory Building, 2nd Floor
      Princeton, New Jersey 08542            37 Reid Street
                                             P.O. Box HM 279
                                             Hamilton, HM AX Bermuda

                                                                       Exhibit A
                                                                       ---------

                                                                    Amended Note


THIS NOTE HAS BEEN ISSUED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF FEDERAL AND STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLIANCE WITH SUCH REQUIREMENTS OR A WRITTEN OPINION OF COUNSEL ACCEPTABLE TO THE OBLIGOR THAT SUCH TRANSFER WILL NOT RESULT IN ANY VIOLATION OF SUCH LAWS OR AFFECT THE LEGALITY OF ITS ISSUANCE.



                                 PROMISSORY NOTE


$254,000                                                      October 23, 1998


     FOR VALUE RECEIVED, the undersigned, Senesco, L.L.C., a limited liability company organized and existing under the laws of the State of New Jersey (the "Obligor"), hereby promises to pay to the order of South Edge International Limited (the "Holder"), the principal sum of Two Hundred Fifty-Four Thousand Dollars ($254,000) payable as set forth below. The Obligor also promises to pay to the order of the Holder interest on the principal amount hereof at a rate per annum equal to two percent (2%) above the Prime Rate as reported in the Wall Street Journal on the date of this Note, which interest shall be payable at such time as the principal is due hereunder. Interest shall be calculated on the basis of a year of 365 days and for the number of days actually elapsed. Any amounts of interest and principal not paid when due shall bear interest at the maximum rate of interest allowed by applicable law. The payments of principal and interest hereunder shall be made in coin or currency of the United States of America which at the time of payment shall be legal tender therein for the payment of public and private debts.

     This  Note  shall  be  subject  to  the  following   additional  terms  and
conditions:

     1.   Payments.  Subject to Section 2 hereof, all principal and interest due
          --------
          hereunder  shall be payable in one (1) installment on October 22, 1999
          (the  "Maturity  Date");  provided,  however,  that  the  parties  may
                                    --------   -------
          mutually  agree to extend the term of this Note  beyond  the  Maturity
          Date. In the event that any payment to be made hereunder shall be or become due on a Saturday, Sunday or any other day which is a legal bank holiday under the laws of the State of New Jersey, such payment shall be or become due on the next succeeding business day.

     2.   Prepayments.
          -----------

          a)   The  Obligor  and  the  Holder  understand  and  agree  that  the principal amount of this Note is intended as a loan to the Obligor in anticipation of a merger (the "Merger") between the Obligor and Nava Leisure Acquisition, Inc., a wholly-owned subsidiary of Nava Leisure USA, Inc., an Idaho corporation, to create Senesco Technologies, Inc., a Delaware corporation ("STI"). Subsequent to the consummation of the Merger, in the event STI consummates an equity financing through the issuance of preferred stock or other equity securities or securities convertible into equity that results in proceeds to STI in excess of $1,500,000 (an "Equity Financing"), the entire unpaid principal amount of this Note (together with accrued interest hereon) shall become due and immediately payable to the Holder upon consummation of such Equity Financing.

          b) In the event the Merger is not consummated within four (4) months from the date hereof, the entire unpaid principal amount of this Note (together with accrued interest hereon) shall, at the option of the Holder, exercised by written notice to the Obligor as provided herein, become immediately due and payable; provided,
                                                                       --------
               however,  that the parties may mutually agree to renegotiate  the
               -------
               terms of this Note at such time.

     3.   No Waiver.  No failure or delay by the Holder in exercising any right,
          ---------
          power or privilege under this Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. No course of dealing between the Obligor and the Holder shall operate as a waiver of any rights by the Holder.

     4.   Waiver of  Presentment  and Notice of  Dishonor.  The  Obligor and all
          -----------------------------------------------
          endorsers, guarantors and other parties that may be liable under this Note hereby waive presentment, notice of dishonor, protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note.

     5.   Place of  Payment.  All  payments  of  principal  of this Note and the
          -----------------
          interest due thereon shall be made at such place as the Holder may from time to time designate in writing.

     6.   Events of Default. The entire unpaid principal amount of this Note and
          -----------------
          the interest due hereon shall, at the option of the Holder exercised by written notice to the Obligor, forthwith become and be due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, if any one or more of the following events (herein called "Events of Default") shall have occurred (for any reason whatsoever and whether such happening shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and be continuing at the time of such notice, that is to say:

          a) if default shall be made in the due and punctual payment of the principal of this Note and the interest due thereon when and as the same shall become due and payable, whether at maturity, or by acceleration or otherwise, and such default shall have continued for a period of five days;

          b)   if the Obligor shall:

               (i) admit in writing its inability to pay its debts generally as they become due;

               (ii) file a petition in bankruptcy or a petition to take advantage of any insolvency act;

               (iii)   make an assignment for the benefit of creditors;

               (iv) consent to the appointment of a receiver of the whole or any substantial part of his property;

               (v) on a petition in bankruptcy filed against him, be adjudicated a bankrupt;

               (vi) file a petition or answer seeking reorganization or arrangement under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any State, district or territory thereof; or

          c) if a court of competent jurisdiction shall enter an order, judgment, or decree appointing, without the consent of the Obligor, a receiver of the whole or any substantial part of Obligor's property, and such order, judgment or decree shall not be vacated or set aside or stayed within 90 days from the date of entry thereof; and

          d) if, under the provisions of any other law for the relief or aid of debtors, any court of competent jurisdiction shall assume custody or control of the whole or any substantial part of Obligor's property and such custody or control shall not be terminated or stayed within 90 days from the date of assumption of such custody or control.

     7.   Remedies.  In case any one or more of the Events of  Default specified
          --------
          in Section 6 hereof shall have occurred and be continuing, the Holder may proceed to protect and enforce its rights either by suit in equity and/or by action at law, whether for the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note, or the Holder may proceed to enforce the payment of all sums due upon this Note or to enforce any other legal or equitable right of the Holder.

     8.   Severability.  In the event that one or more of the provisions of this
          ------------
          Note shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     9.   Governing Law.   This  Note and  the  rights and  obligations  of  the
          -------------
          Obligor and the Holder shall be governed by and construed in accordance with the laws of the State of New Jersey.



                                    ********

      IN WITNESS WHEREOF, the undersigned has caused this Note to be executed and delivered on the date first written above.


                                            SENESCO, L.L.C.


                                        By: /s/ Phillippe O. Escaravage
                                            -----------------------------
                                            Phillippe O. Escaravage,
                                            Managing Member

                                                                       EXHIBIT B
                                                                       ---------

                     See Drawdown schedule attached hereto.